EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
AUGUST 2014 MONTHLY DIVIDEND AND
JULY 31, 2014 RMBS PORTFOLIO CHARACTERISTICS

•	August 2014 Monthly Dividend of $0.18 Per Share
•	RMBS Portfolio Characteristics as of July 31, 2014

Vero Beach, Fla., August 12, 2014 - Orchid Island Capital, Inc. (the “Company”) (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of August 2014. The dividend of $0.18 per share will be paid August 29, 2014, to holders of record on August 26, 2014, with an ex-dividend date of August 22, 2014.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of July 31, 2014 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2013.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Jul 2014 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Aug)
As of July 31, 2014
Adjustable Rate RMBS	$4,273	$4,642	108.62	0.51%	4.10%	51.56%
10-1 Hybrid Rate RMBS	73,204	73,604	100.55	8.01%	2.55%	16.28%
Hybrid Adjustable Rate RMBS	73,204	73,604	100.55	8.01%	2.55%	16.28%
15 Year Fixed Rate RMBS	82,411	86,636	105.13	9.43%	3.40%	4.25%
20 Year Fixed Rate RMBS	122,865	130,211	105.98	14.17%	3.93%	5.42%
30 Year Fixed Rate RMBS	519,642	565,575	108.84	61.55%	4.56%	4.42%
Total Fixed Rate RMBS	724,918	782,422	107.93	85.15%	4.33%	4.59%
Total Pass-through RMBS	802,395	860,668	107.26	93.67%	4.18%	6.03%
Interest-Only Securities	342,291	48,004	14.02	5.22%	4.12%	18.79%
Inverse Interest-Only Securities	70,567	10,145	14.38	1.11%	6.04%	16.13%
Structured RMBS	412,858	58,149	14.08	6.33%	4.46%	18.25%
Total Mortgage Assets	$1,215,253	$918,817		100.00%	4.19%	9.93%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of July 31, 2014			As of July 31, 2014
Fannie Mae	$593,657	64.6%	Whole Pool Assets	$775,267	84.4%
Freddie Mac	314,922	34.3%	Non Whole Pool Assets	143,550	15.6%
Ginnie Mae	10,238	1.1%	Total Mortgage Assets	$918,817	100.0%
Total Mortgage Assets	$918,817	100.0%

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of July 31, 2014	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$155,708	19.3%	17	9/3/2014
Cantor Fitzgerald & Co	79,120	9.8%	36	9/12/2014
KGS-Alpha Capital Markets, L.P	76,265	9.5%	25	10/3/2014
CRT Capital Group, LLC	72,006	9.0%	25	8/29/2014
Morgan Stanley & Co	66,526	8.3%	19	8/19/2014
Mitsubishi UFJ Securities (USA), Inc	59,137	7.4%	6	8/25/2014
Goldman, Sachs & Co	55,894	6.9%	25	8/28/2014
ED&F Man Capital Markets Inc	52,691	6.5%	49	10/16/2014
J.P. Morgan Securities LLC	49,795	6.2%	69	10/8/2014
Mizuho Securities USA, Inc	43,678	5.4%	14	8/22/2014
South Street Securities, LLC	39,049	4.9%	17	8/28/2014
Suntrust Robinson Humphrey, Inc	24,748	3.1%	1	8/1/2014
Guggenheim Securities, LLC	16,058	2.0%	85	10/24/2014
Other	13,839	1.7%	43	9/12/2014
Total Borrowings	$804,514	100.0%	27	10/24/2014

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of July 31, 2014
Adjustable Rate RMBS	$4,642	1	10.16%	2.00%	$12	$(21)
Hybrid Adjustable Rate RMBS	73,604	103	7.55%	2.00%	1,781	(2,078)
Total Fixed Rate RMBS	782,422	n/a	n/a	n/a	15,201	(20,471)
Total Pass-through RMBS	860,668	n/a	n/a	n/a	16,994	(22,570)
Interest-Only Securities	48,004	n/a	n/a	n/a	(7,174)	6,395
Inverse Interest-Only Securities	10,145	1	6.19%	n/a	(588)	30
Structured RMBS	58,149	n/a	n/a	n/a	(7,762)	6,425
Total Mortgage Assets	$918,817	n/a	n/a	n/a	$9,232	$(16,145)
Funding Hedges

					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$500,000	Dec-2018	$(9,291)	$10,479
Payer Swaption			175,000	Jul-2025	(1,756)	3,224
Grand Total					$(1,815)	$(2,442)

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400